EXHIBIT 4.1

                                 TF Financial Corporation
                             1996 Directors Stock Option Plan


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                                                                     Exhibit A

                           TF FINANCIAL CORPORATION

                       1996 DIRECTORS STOCK OPTION PLAN

   1. Purpose of the Plan. The Plan shall be known as the TF Financial Corporation ("Corporation") 1996 Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain qualified personnel to serve as members of the Board of Directors of the Corporation and the Board of Directors of Third Federal Savings Bank necessary to promote the success of the business enterprise.

    2. Definitions. The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

        (a) "Award" means the grant of Stock Options to Directors of the Corporation and the Savings Bank as specified by the terms of the Plan.

        (b) "Board" shall mean the Board of Directors of the Corporation, or any successor or parent corporation thereto.

        (c) "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Corporation; (ii) a merger or recapitalization in the Corporation whereby the Corporation is not the surviving entity; (iii) a change in control of the Corporation, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Corporation by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Corporation stock, or the purchase of shares of up to 25% of any class of securities of the Corporation by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

        (e) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Section 5(a) of the Plan.

        (f) "Common Stock" shall mean common stock, par value $.10 per share, of the Corporation, or any successor or parent corporation thereto.

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        (g) "Corporation"  shall mean the TF Financial  Corporation,  the parent corporation of the Savings Bank, or any successor or Parent thereof.

        (h) "Director" shall mean a member of the Board of the Corporation or the Savings Bank, or any successor or parent corporation thereto.

        (i) "Director Emeritus" shall mean a person serving as a director emeritus, advisory director, consulting director or other similar position as may be appointed by the Board of Directors of the Savings Bank or the Corporation from time to time.

        (j) "Disability" means any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Savings Bank or the Parent in his then current capacity as determined by the Committee.

        (k) "Dividend Equivalent Rights" shall mean the rights to receive a cash payment in accordance with Section 9 of the Plan.

        (l) "Effective Date" shall mean the date specified in Section 12 hereof.

        (m) "Fair Market Value" shall mean: (i) if the Common Stock is traded otherwise than on a national securities exchange, then the Fair Market Value per Share shall be equal to the last sale price of such Common Stock on such date, or if there are no sales reported on such date then such Fair Market Value per Share shall be equal to the mean between the last bid and ask price of such Common Stock on such date or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a last sale price or last bid and ask price. If no such price is available, then the Fair Market Value shall be determined by the Committee in good faith; or (ii) if the Common Stock is listed on a national securities exchange, then the Fair Market Value per Share shall be equal to the last sale price of such Common Stock reported on such exchange on such date, or if there were no sales on said date, then the Fair Market Value shall be not less than the mean between the last bid and ask price on such date.

        (n) "Stock Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 8 hereof, which option is not intended to qualify under Section 422 of the Code as an incentive stock option.

        (o) "Optioned Stock" shall mean stock subject to a Stock Option granted pursuant to the Plan.

        (p) "Optionee" shall mean any person who receives a Stock Option or Award pursuant to the Plan.

        (q) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

        (r) "Participant" means any director of the Corporation or any Parent or Subsidiary of the Corporation who by the express terms of the Plan is granted an Award.

        (s) "Plan" shall mean the TF Financial Corporation 1996 Directors Stock Option Plan.

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        (t)  "Savings  Bank" shall mean Third  Federal  Savings  Bank,  Newtown,
Pennsylvania, or any successor corporation thereto.

        (u)  "Share" shall mean one share of the Common Stock.

        (v) "Subsidiary" shall mean any present or future corporation which constitutes a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

    3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 10 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 25,000 shares of Common Stock. Such Shares may either be from authorized but unissued shares, treasury shares or shares purchased in the market for Plan purposes.

   If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred.

   4.   Six Month Holding Period.

        Except in the event of death or disability of the Optionee, a minimum of six months must elapse between the date of the grant of an Option and the date of the sale of the Common Stock received through the exercise of such a Stock Option.

    5.  Administration of the Plan.

        (a) Composition of the Committee. The Plan shall be administered by a the Committee which shall consist of at least three non-employee Directors of the Corporation appointed by the Board and serving at the pleasure of the Board.

        (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

        The President of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Awards on behalf of the Corporation and to cause them to be delivered to the Participants. Such agreements shall set forth the Option exercise price, the number of shares of Common Stock subject to such a Stock Option, the expiration date of such a Stock Options, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

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        (c)  Effect of Committee's Decision.  All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

   6.   Eligibility for Awards and Limitations.

        Stock Options under the Plan shall be granted in accordance with Section 8 of the Plan to non-employee Directors of the Corporation and the Savings Bank.

    7. Term of the Plan.  The Plan  shall  continue  in effect for a term of ten
(10) years from the Effective Date, unless sooner terminated pursuant to Section 14 hereof. No Stock Option shall be granted under the Plan after ten (10) years from the Effective Date.

    8. Terms and Conditions of Stock Options. Each Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions.

        (a) Option Price. The exercise price per Share of Common Stock for each Stock Option granted pursuant to the Plan shall be equal to the Fair Market Value of such Common Stock on the Effective Date as determined by the Committee in good faith.

        (b)  Awards.  Upon  the  Effective  Date,  the  following   non-employee
Director(s) of the Corporation and the Savings Bank shall be granted a Stock Option to purchase shares of Common Stock as follows:

        Director       Number of Shares Subject to Options
        --------       -----------------------------------

        Dusek                         6,000
        Gola                          6,000
        Olsen                         6,000
        Gregory                       1,400
        Happ                          1,400
        Tantala                       1,400
        Mazur                         1,400
        Yerkes                        1,400

        (c) Term. The term of exercisability of each Stock Option granted pursuant to the Plan shall be ten (10) years from the Effective Date.

        (d) Exercise Generally. The Committee may impose additional conditions upon the right of any Participant to exercise any Stock Option granted hereunder which is not inconsistent with the terms of the Plan. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable as of the date of grant.

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        (e) Payment.  Full payment for each Share of Common Stock purchased upon the exercise of any Stock Option granted under the Plan shall be made at the time of exercise of each such Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the Option exercise price shall be valued at its Fair Market Value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Corporation and no Optionee shall have any of the rights of a stockholder of the Corporation until the Shares of Common Stock are issued to the Optionee.

        (f) Cashless Exercise. An Optionee who has held a Stock Option for at least six months may engage in the "cashless exercise" of the Option. Upon a cashless exercise, an Optionee gives the Corporation written notice of the exercise of the Stock Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Corporation to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Corporation written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Corporation.

        (g) Transferability. Any Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

        (h) Exercisability Following Death. In the event of the death of an Optionee, any Stock Options granted to such Optionee may thereafter be exercised by the person or persons to whom the Optionee's rights under any such Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the normal expiration date of such Option. At the discretion of the Committee, upon exercise of such Options, the Optionee may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

   9. Dividend Equivalent Rights. Each Stock Option awarded in accordance with the Plan shall include as a term of such Stock Option, the right of the Optionee to receive Dividend Equivalent Rights. Such rights shall provide that upon the payment of a dividend on the Common Stock, the holder of such Options shall receive payment of compensation in an amount equivalent to the dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options whether or not such Options are immediately exercisable.

   10. Recapitalization, Merger, Consolidation, Change in Control and Other Transactions.

        (a) Adjustment. Subject to any required action by the stockholders of the Corporation, within the sole discretion of the Committee, the aggregate number of Shares of Common Stock for which Options may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Option, and the exercise price per Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of

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Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of
consideration  by  the  Corporation   (other  than  Shares  held  by  dissenting
stockholders).

        (b) Change in Control. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Corporation, as determined by the Committee. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

        (i) provide that such Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended, ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

        (ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

        (c) Extraordinary Corporate Action. Notwithstanding any provisions of the Plan to the contrary, subject to any required action by the stockholders of the Corporation, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

               (i) appropriately adjust the number of Shares of Common Stock subject to each Option, the Option exercise price per Share of Common Stock, and the consideration to be given or received by the Corporation upon the exercise of any outstanding Option;

               (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

               (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable.

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        Except as expressly  provided in Sections 10(a), 10(b) and 10(e) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 10.

        (d) Acceleration. The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

        (e) Non-recurring Dividends. Upon the payment of a special or non-recurring cash dividend that has the effect of a return of capital to the stockholders, the Option exercise price per share shall be adjusted proportionately, except to the extent that the Participant shall otherwise receive payments associated with Dividend Equivalent Rights attributable to such Options with regard to such special or non-recurring cash dividends.

   11. Date of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Plan is adopted by the Board of the Corporation. Notice of the grant of an Option shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant in a form determined by the Committee.

   12. Effective Date. The Plan shall become effective upon the date of adoption of the Plan by the Board of the Corporation.

   13. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on the Optionee by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 14 hereof.

   14.  Amendment and Termination of the Plan.

        (a) Action by the Board. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 10 hereof) the maximum number of Shares permitted to be issued under the Plan.

        (b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject the Corporation to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

   15. Conditions Upon Issuance of Shares; Limitations on Option Exercise; Cancellation of Option Rights.

   (a) Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, ("1933 Act") the rules and regulations promulgated thereunder, including Rule 144 of the 1933 Act, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

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   (b) The inability of the Corporation to obtain any necessary  authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

   (c) As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

   (d) Notwithstanding anything herein to the contrary, upon the termination of employment or service of an Optionee by the Corporation or its Subsidiaries for "cause" as defined at 12 C.F.R. 563.39(b)(1) as determined by the Board of Directors, all Options held by such Participant shall cease to be exercisable as of the date of such termination of employment or service.

   (e) Upon the exercise of an Option by an Optionee (or the Optionee's personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Corporation under
Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

   16. Reservation of Shares. During the term of the Plan, the Corporation will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

   17. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Corporation by reason of the Plan or the grant of any Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

   18. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the cashless exercise of Options and Dividend Equivalent Rights under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

   19. No Employment Rights. No Director shall have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Board or the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as a Director or in any other capacity with the Corporation, the Savings Bank or other Subsidiaries.

   20. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that federal law shall be deemed to apply.

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